Press Release	Source: Fortis Enterprises

Fortis Announces Signing of Strategic Business Consultant

Monday September 22, 5:08 pm ET

ALTAMONTE SPRINGS, Fla.--(BUSINESS WIRE)--Sept. 22, 2003--Fortis Enterprises (OTCBB:FRTE - News) announced today that the Company has signed a consulting agreement with an Orlando based company that specializes in the insurance restoration industry to assist Fortis Enterprises as a strategic business consultant. Florida Catastrophe Corp. (commonly known as "Fla-Cat") has agreed to assist Fortis Enterprises in evaluating the business operations of potential acquisition candidates.

Fla-Cat will attempt to assist Fortis Enterprises with general business consulting services such as assisting the Company and Company Management with evaluating prospective acquisition candidate's business setup and operations, business management services and other business related services pertaining to insurance restoration services companies.

Stephen W. Carnes, CEO of Fortis Enterprises stated, "I believe that Florida Cat's in-depth knowledge of the insurance restoration industry will greatly assist Fortis to evaluate acquisition candidates from a 'technical' operations standpoint. The insurance restoration business is on the surface a somewhat simple to understand business, however from an operations standpoint the industry relies on sophisticated computer quotation software for those companies wishing to remain on top in the coming years. It is with Fla-Cat's assistance that Fortis Enterprises wishes to evaluate potential acquisition candidate's business set-up and operations."

Eric Lueck, Co-President Florida Catastrophe Corp. stated, "We look forward to assisting Fortis Enterprises in the evaluation of potential acquisition candidates. The insurance restoration industry is at the same time both a simple and relatively complex industry. We look forward to assisting Fortis Enterprises with its recently announced acquisition strategy in an industry that can presently be described as very segmented among smaller independent owner/operators."

Stephen W. Carnes, CEO of Fortis Enterprises stated, "I am very excited to have Fla-Cat on board as a consultant to Fortis Enterprises. I truly believe that Fla-Cat can assist Fortis in identifying key acquisition candidates, targets that have the potential to be readily assimilated for maximum growth and profit potential. I feel that Fortis is very fortunate to have Fla-Cat on board as a strategic business consultant."

About Florida Catastrophe Corp.

Florida-Catastrophe Corp. (Fla-Cat) is a private corporation based in Orlando, Florida. Fla-Cat is a Second-Generation company that specializes in the Insurance Restoration business. FLA-CAT is one of the few restoration companies that does it all, from mitigation, to pack out, cleaning and storage of contents, to total re-construction. The Company's record is one of providing complete and reliable construction services to its customers. http://www.fla-cat.com

About Fortis Enterprises

Fortis Enterprises is a publicly traded company on the Over-the-Counter Bulletin Board under the symbol FRTE. The Company is presently a development stage company that intends to capitalize upon the niche market opportunities within the commercial and residential restoration service markets. More information is available about Fortis Enterprises at http://www.fortisenterprises.com

For up to date corporate information about Fortis Enterprises, contact Stephen W. Carnes at 407-435-3959. E-mail: info@fortisenterprises.com

This press release contains certain "forward-looking" statements, as defined in the United States Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Statements, which are not historical facts, are forward-looking statements. The Company, through its management, makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are necessarily estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by the Company. They include, but are not limited to, the Company's ability to consummate an acquisition, the Company's access to future capital, the successful integration of acquired companies, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors that may be identified from time to time in the Company's public announcements.

_____________

Contact:

Fortis Enterprises, Altamonte Springs

Stephen W. Carnes, 407/435-3959

E-mail: info@fortisenterprises.com

__________________

Source: Fortis Enterprises